Exhibit (a)(1)(I)

AMENDED NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK
BY
NATHAN’S FAMOUS, INC.

PURSUANT TO THE OFFER TO PURCHASE FOR CASH
DATED SEPTEMBER 18, 2015, AS AMENDED AND SUPPLEMENTED BY THE SUPPLEMENT TO THE OFFER TO PURCHASE DATED NOVEMBER 17, 2015

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 2, 2015 (THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase, dated September 18, 2015 (the “Original Offer to Purchase”) and the Supplement to the Offer to Purchase, dated November 17, 2015 (the Supplement,” and together with the Original Offer to Purchase, as the same may be further amended or supplemented from time to time, the “Offer to Purchase”), this Amended Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if:

•	Shares are not immediately available or stockholders cannot deliver shares to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, or

•
Time will not permit all required documents, including a properly completed and duly executed Amended Letter of Transmittal (or a manually signed facsimile of the Amended Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.  See Section 3 of the Offer to Purchase.  The Offer to Purchase and the related Amended Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free (877) 248-6417 or (718) 921-8317
Fax: 718 234-5001

This Amended Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, registered mail, overnight courier or facsimile transmission to the Depositary, as described in Section 3 of the Offer to Purchase.

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires.  Delivery of this notice to another address will not constitute a valid delivery.  Delivery to the Company, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on an Amended Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Amended Letter of Transmittal) under the instructions to the Amended Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

By signing this Amended Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase and the related Amended Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3, “Procedure for Tendering Stockholders” section of the Offer to Purchase.  Unless otherwise indicated, all references to shares are to shares of our common stock.

Number of shares to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined In the Offer”, the undersigned hereby tenders shares at the price checked.  This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below.  A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED NOTICE OF GUARANTEED DELIVERY AND/OR AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.  The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$41.00	☐	$41.25	☐	$41.50	☐	$41.75

☐	$42.00	☐	$42.25	☐	$42.50	☐	$42.75

☐	$43.00	☐	$43.25	☐	$43.50	☐	$43.75

☐	$44.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED IN THE OFFER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder”, the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer.  For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

☐
The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.  THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $41.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SMALL LOTS
(See Instruction 6 of the Amended Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share below); or

☐	at the price per share indicated under the caption “Shares Tendered at Price Determined by Stockholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below.

CONDITIONAL TENDER
(See Instruction 7 of the Amended Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to the Amended Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof.  Unless the Company purchases the minimum number of shares indicated below in the Offer, it will not purchase any of the shares tendered by such stockholder.  It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and the Company urges stockholders to consult their own tax advisors before completing this section.  Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is:

_____________ shares.

If, because of proration, the minimum number of shares designated above will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned:

SIGNATURES

Signatures:

Name(s) of Stockholders(s):
(please type or print)

Certificate Nos.:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Date: ___________________, 2015

If shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Amended Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three (3) NASDAQ Global Market trading days after the date of receipt by the Depositary of this Amended Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and certificates for shares to the Depositary, or confirmation of receipt of the shares pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(please print)

Title:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Date: ________, 2015

NOTE: DO NOT SEND SHARES WITH THIS FORM.  SHARES SHOULD BE SENT WITH THE AMENDED LETTER OF TRANSMITTAL.